[LETTERHEAD OF PIPER RUDNICK LLP]                                 EXHIBIT (i)(2)


                                                               6225 Smith Avenue
                                                  Baltimore, Maryland 21209-3600
                                             main 410.580.3000  fax 410.580.3001



                                 April 28, 2003

PAPP AMERICA-ABROAD FUND, INC.
6225 N. 24th Street, Suite 150
Phoenix, Arizona  85016

         Re:      Registration Statement on Form N-1A
                  -----------------------------------

Ladies and Gentlemen:

         Please refer to our opinion letter to you of April 28, 2000 (the "Letter"), concerning certain matters of Maryland law relating to the incorporation and the issuance of shares of Common Stock of Papp America-Abroad Fund, Inc., a Maryland corporation (the "Fund"). Such Letter was filed as Exhibit (i) to the Fund's Registration Statement on Form N-1A (Post-Effective Amendment No. 9 under the Securities Act of 1933, as amended, Registration No. 33-42549 and Amendment No. 12 under the Investment Company Act of 1940, as amended, Registration No. 811-06402). We hereby confirm as to an aggregate of 25,000,000 Shares of Common Stock the opinion stated in the Letter, as of the date thereof, and consent to your incorporation by reference of such opinion as Exhibit (i)(1) to the Fund's Registration Statement on Form N-1A (Post-Effective Amendment No. 12 under the Securities Act of 1933, as amended, Registration No. 33-42549 and Amendment No. 15 under the Investment Company Act of 1940, as amended, Registration No. 811-06402).

                                                     Very truly yours,


                                                     /s/ Piper Rudnick LLP